As filed with the Securities and Exchange Commission on April 7, 2021

Registration No. 333-253897

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IVERIC bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8185347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Five Penn Plaza, Suite 2372

New York, NY 10001

(212) 845-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glenn P. Sblendorio

Chief Executive Officer and President

IVERIC bio, Inc.

Five Penn Plaza, Suite 2372

New York, NY 10001

(212) 845-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Brian A. Johnson, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800 Fax: (212) 230-8888	Todd D.C. Anderman, Esq. Senior Vice President, General Counsel & Corporate Secretary IVERIC bio, Inc. Five Penn Plaza, Suite 2372 New York, NY 10001 (212) 845-8200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of IVERIC bio, Inc. (File No. 333-253897) (the “Registration Statement”) is being filed solely for the purpose of filing an updated consent of Ernst & Young, LLP as Exhibit 23.1 hereto (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Consent filed herewith as Exhibit 23.1. Each prospectus included in the Registration Statement and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

1.2**	Sales Agreement, dated as of March 4, 2021, by and among the Registrant and Cowen and Company, LLC

4.1	Restated Certificate of Incorporation of the Registrant, as amended on April 16, 2019 (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K, filed on March 4, 2021 (File No. 001-36080))

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-190643))

4.3**	Form of Senior Indenture

4.4**	Form of Subordinated Indenture

4.5**	Form of Senior Note

4.6**	Form of Subordinated Note

4.7*	Form of Deposit Agreement

4.8*	Form of Warrant Agreement

4.9*	Form of Subscription Rights Agreement

4.10*	Form of Unit Agreement

5.1**	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1***	Consent of Ernst & Young, LLP, independent registered public accounting firm for the Registrant

23.2**	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of this Registration Statement)

25.1****	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2****	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*	To be filed by amendment or by a Current Report on Form 8-K
**	Previously filed
***	Filed herewith
****	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 7, 2021.

IVERIC BIO, INC.

By:	/s/ GLENN P. SBLENDORIO
Name: Glenn P. Sblendorio
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GLENN P. SBLENDORIO Glenn P. Sblendorio	President, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2021

/s/ DAVID F. CARROLL David F. Carroll	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 7, 2021

* David R. Guyer	Executive Chairman of the Board of Directors	April 7, 2021

* Mark Blumenkranz	Director	April 7, 2021

* Axel Bolte	Director	April 7, 2021

* Adrienne L. Graves	Director	April 7, 2021

* Jane P. Henderson	Director	April 7, 2021

* Calvin W. Roberts, M.D.	Director	April 7, 2021

* By:	/s/ Glenn P. Sblendorio
Glenn P. Sblendorio
Attorney-in-fact